UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2020

GLOBAL HOUSE HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-213744	37-181713
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 9, Alley 7, Section 4, Renai Road Daan District, Taipai, Taiwan
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 852-5238-911

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	GHHH	OTC US

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.01, Changes in Control of Registrant

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective May 5, 2020, Brett H. Pojunis acquired 60,000,000 of the issued and outstanding common shares of Global House Holdings Inc. (“we’, “us”, “our”, the “Company”).  As a result of the transaction, Mr. Pojunis holds 53.67% of our outstanding voting securities.  The shares were acquired in a private transaction from Mr. Jian Chen using Mr. Pojunis’ personal funds.  Mr. Chen no longer holds any equity interest in our Company.

Concurrently with the above described change in control, Mr. Chen resigned as the President, Chief Executive Officer, Chief Financial Officer, Treasurer and director of the Company, and Chun Hao Chen resigned as the Secretary of the Company.  Having consented to act as sole officer and director of the Company, Mr. Pojunis was appointed to fill the ensuing vacancies.

Brett H. Pojunis, President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Sole Director.

Brett H. Pojunis is the Chairman of the Board of Directors & Chief Executive of GPO Plus, Inc.

Since 2014, Brett has served on the Board of Directors of a publicly traded agriculture company whose holdings include Green Leaf Farms, a Las Vegas based Nevada licensed Cultivation and Production facility, and Green Leaf Farms International, a 33,600-acre cultivation farm in Jujuy, Argentina.

Prior to founding GPO Plus, Mr. Pojunis was one of the leaders of the Libertarian Party serving two-terms on the Libertarian National Committee (LNC), two terms as the Chairman of the Libertarian Party of Nevada, and was part of the senior staff for the 2016 Johnson/Weld Presidential campaign. Mr. Pojunis was very involved with state level legislation and advocacy which included Question 2 (in 2016) as well as an advisor to other statewide initiatives. Mr. Pojunis hosted and produced over 150 political events including the 2016 Libertarian Presidential Debate hosted by Penn Jillette (Penn & Teller) that included video questions from well-known celebrities which aired on TheBlaze Network. Mr. Pojunis was the creator of multiple politically focused events and conferences including LPEX – the Libertarian Political Expo, a political conference for Libertarian political training, The Political Party, a non-partisan organization with the goal of getting more Nevadans involved in the political process with the well known “Meet The Candidates” events series.

Mr. Pojunis has been involved in finance and the public markets since 1999. Mr. Pojunis has been a consultant to many start-up companies as well as publicly traded companies including high tech Internet to traditional brick and mortar companies. From 2002 through October 2009, Mr. Pojunis has been involved in nightlife and entertainment ventures bridging technology and social media with events. He has hosted over 650 events in Las Vegas as well as other markets throughout the United States. Mr. Pojunis served on the Board of Directors of multiple private and public companies and organizations. Mr. Pojunis has military training ranging from Civil Affairs Specialist (38A) to Combat Engineer (12B). While in the US ARMY he was awarded the Outstanding American award, twice. Mr. Pojunis is a fellow at The Leadership Institute which provides political activism training. Mr. Pojunis studied Environmental Liberal Arts at Green Mountain College and Entrepreneurship classes at the Simon School of Business at the University of Rochester. Mr. Pojunis attended elective International Business and Finance classes at Rochester Institute of Technology.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL HOUSE HOLDINGS LTD.

Date: May 5, 2020	/s/ Brett H. Pojunis
Brett H. Pojunis
President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Director

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